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                [LETTERHEAD OF WILDMAN, HARROLD, ALLEN & DAVIS]


                                 July 31, 1996

Bar Technologies Inc.
227 Franklin Street
Suite 300
Johnstown, Pennsylvania  15901

Ladies and Gentlemen:

           Reference is made to an Indenture dated as of April 1, 1996 (the "Indenture"), among Bar Technologies Inc., a Delaware corporation, as issuer, B&L Acquisition Corporation, a Delaware corporation, as initial guarantor, Bliss & Laughlin Industries Inc., at Delaware corporation ("B&L") , Bliss & Laughlin Steel Company, an Illinois corporation ("BLSC"), Canadian Drawn Steel Company Inc., a corporation organized under the federal laws of Canada (together with B&L and BLSC, as additional guarantors), and United States Trust Company of New York, a bank and trust company organized under the New York Banking Law, as Trustee, without regard to any amendments thereto.

           Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

           This opinion letter is being furnished to you pursuant to your request.

           For the purpose of rendering the opinion set forth below, we have examined and relied upon the following documents:

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Bar Technologies Inc.
July 31, 1996
Page 2


                (i) the Articles of Incorporation and By-laws of BLSC, as in effect on April 2, 1996;

                (ii)    a supporting certificate of BLSC; and

                (iii)   certain resolutions of the Board of Directors of BLSC.

           As to all factual matters material to the opinion expressed below, we have, with your permission and without independent investigation or confirmation, relied upon, and assumed the accuracy of, the representations and warranties of BLSC contained in the above-reference documents, and all factual matters contained in the documents we have examined. We have also examined such certificates of public officials (including the attachments thereto), corporate documents and records and other certificates (together with the instruments and agreements described in subparagraphs (i) through (iii) above, the "documents examined by us"), and have made such investigations of law, as we have deemed appropriate or advisable in order to give the opinion hereinafter set forth.

           For purposes of the opinion expressed below, we have assumed, with your permission and without independent verification: (i) the genuineness of all signatures on all documents examined by us (or on the originals of documents of which we have examined copies); (ii) the legal capacity of all natural persons who have signed the documents examined by us (or the originals of documents of which we have examined copies); (iii) the authenticity of all documents examined by us submitted to us as originals; (iv) the conformity with the original documents of all documents examined by us submitted to us as certified, photostatic or reproduced copies; (v) the authenticity of the originals of all such documents; (vi) the due, binding and valid authorization, execution and delivery of the Indenture and the documents and instruments referred to therein (the "Transaction Documents") on behalf of persons other than BLSC; and (vii) that the Transaction Documents constitute valid, binding and enforceable obligations of all parties thereto.

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Bar Technologies Inc.
July 31, 1996
Page 3


           Based upon the foregoing, and subject to the assumptions, limitations, qualifications and exceptions contained herein, we are of the opinion that, as of April 2, 1996, the guarantee executed and delivered by BLSC in connection with the Series A Securities was duly and validly authorized.

           In rendering the opinion set forth above, we express no opinion as to, or as to the effect or applicability of, any laws other than the Business Corporation Act of the State of Illinois.

           The opinion set forth above is being delivered solely in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by you of $91,609,000 aggregate principal amount of 13 1/2% Senior Secured Notes due 2001, and may not be relied upon for any other purpose. This opinion is not to be quoted in whole or in part or otherwise referred to in any financial statements or other public releases, nor is it to be filed with any governmental agency or other person, without the prior written authorization of this firm; provided however, you are hereby authorized to file this opinion letter as an exhibit to the Registration Statement. This opinion is limited to the specific issue addressed and is limited in all respects to laws and facts existing on the date hereof. By rendering this opinion, we assume no obligation to advise you of any changes in such laws or facts that may hereafter be brought to our attention.

           We hereby withdraw the opinions delivered by us to you in the opinion letter from this firm dated July 29, 1996, and hereby state that the opinions contained therein, to the extent different than the opinion set forth above in this opinion letter, are of no further force or effect.

           We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm with regard to the legal matters set forth in the above opinion under the caption "Legal Matters" in the prospectus included therein.

                               Very truly yours,

                               /s/ Wildman, Harrold, Allen & Dixon